UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2024

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1221 Broadway, Suite 1300
Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If  an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
FB Financial Corporation (the “Company”) announced on March 21, 2024 the adoption of a new share repurchase program (the “Repurchase Plan”). Under the Repurchase Plan, the Company may, but is not required to, repurchase up to an aggregate of $100 million of shares of the Company’s issued and outstanding common stock. The actual timing and method of any purchases, the target number of shares and the maximum price (or range of prices) under the Repurchase Plan, will be determined by management in its discretion and will depend on a number of factors, including the market price of the Company’s common stock, general market and economic conditions, and applicable legal and regulatory requirements.

The purchase authorizations granted under the Repurchase Plan will terminate either on the date on which the maximum dollar amount is repurchased under the Repurchase Plan or on January 31, 2026, whichever date occurs earlier. The Repurchase Plan will be conducted pursuant to a written plan and is intended to comply with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended.

On March 21, 2024, the Company issued a press release (the “Press Release”) announcing the Repurchase Plan. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued on March 21, 2024 by FB Financial Corporation
104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By: /s/ Michael M. Mettee
Michael M. Mettee
Chief Financial Officer
Date: March 21, 2024